Exhibit 1

FOR IMMEDIATE RELEASE	04 April 2013

WPP plc (“WPP”)

Notification of Trading Statement

WPP will announce its First Quarter Trading Update for the three months ended 31 March 2013 on Friday, April 26th 2013.

Contact:

Feona McEwan, WPP

+44 (0)207 408 2204